EXHIBIT 4

POWER OF ATTORNEY

Each person whose signature appears below, each being an authorized representative of the entity beside his or her name, hereby makes, constitutes and appoints Paul Rivett as the true and lawful attorney-in-fact for the entity beside his or her name, for the purpose of, from time to time, executing in the respective entity’s name or on the respective entity’s behalf, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by Fairfax Financial Holdings Limited or Hamblin Watsa Investment Counsel Ltd. to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including, without limitation, Forms 3, 4, 5, 13D, 13F, 13G and 13H and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to the attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as each entity below might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by the attorney-in-fact’s execution, delivery, furnishing or filing of the applicable document.

Signature	Entity	Date

/s/ Paula Sawyers	Zenith Insurance Company	February 26, 2018
Paula Sawyers

/s/ John Varnell	1102952 B.C. Unlimited Liability Company	February 26, 2018
John Varnell

/s/ Jean Cloutier	Fairfax Financial Holdings (Switzerland) GmbH	February 26, 2018
Jean Cloutier

/s/ Wesley Dupont	Allied World Assurance Company Holdings, GmbH	February 26, 2018
Wesley Dupont

/s/ Michael McCrimmon	Allied World Assurance Company Holdings, Ltd	February 26, 2018
Michael McCrimmon

/s/ Michael McCrimmon	Allied World Assurance Company, Ltd	February 26, 2018
Michael McCrimmon